EXHIBIT 99.3

PROXY                                                                    PROXY

                           GENERAL COMMUNICATION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                                 ANNUAL MEETING

                                October 17, 1996

        The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated October 4, 1996 and holding Class A common stock or Class B common stock of General Communication, Inc. ("Company") of record determined as of August 19, 1996, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend the annual meeting ("Annual Meeting") of shareholders, to be held in the Denali Ballroom of the Regal Alaskan Hotel at 4800 Spenard Road in Anchorage, Alaska at 6:00 p.m. (Alaska Time) on October 17, 1996 and any adjournment or adjournments of the Annual Meeting, and at the meeting to vote, as specified in this Proxy, all of the shares of common stock of the undersigned in the Company which the undersigned would be entitled to vote if personally present, as follows:

                 (1) To elect three directors, each for three-year terms, as part of Class I of a seven member classified board of directors, as identified in this Proxy:

                 ( )      FOR all nominees          ( )     WITHHOLD AUTHORITY
                          listed below (except as           to vote for all
                          marked to the contrary)           nominees listed
                                                            below

                                   Class I:         John W. Gerdelman
                                                    Carter F. Page
                                                    Robert M. Walp

INSTRUCTIONS:

        To withhold authority under this Proxy to vote for one or more individual nominees, draw a line through the name of the nominee for which authority to vote will be withheld.

        Should the undersigned choose to mark this proxy as withholding authority to vote for one or more nominees as listed above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the Meeting.

                 (2) To approve a plan ("Acquisition Plan") whereby the Company will acquire all of the assets or securities of seven cable companies (Prime Cable of Alaska, L.P., Alaskan Cable Network/Fairbanks, Inc., Alaskan Cable Network/Juneau, Inc., Alaskan Cable Network/Ketchikan-Sitka, Inc., Alaska Cablevision,
                           Inc., McCaw/Rock Homer Cable Systems, J.V., and McCaw/Rock Seward Cable Systems, J.V.) offering cable television services in Alaska for a purchase price of approximately $280.7 million to include the issuance of 14,723,077 shares of Class A common stock (to be issued to the security holders of four of the cable



                                                         REGISTRATION STATEMENT
                                                                         II-634
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                           companies,  i.e., Prime Cable of Alaska, L.P. and the
                           three  corporations   comprising  the  Alaskan  Cable
                           companies) and whereby the Company will in addition increase its capital by issuing 2,000,000 shares of
                           Class  A  common  stock  to  MCI   Telecommunications
                           Corporation for $13,000,000 ("MCI Company Stock") and subject to other conditions:

                          (  ) FOR          (  ) AGAINST           (  ) ABSTAIN

                 (3) To transact such other business as may properly come before the Annual Meeting (including the adoption but not the ratification of the minutes of the June 20, 1995 Annual Meeting of Shareholders of the Company) and any adjournment or adjournments of the meeting. The Company's board at present knows of no other business to be presented by or on behalf of the Company or the board at the Annual Meeting.

        The undersigned hereby ratifies and confirms all that said proxy holder or the holder's substitute will lawfully do or cause to be done by virtue of this Proxy and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournments of it. The undersigned acknowledges receipt of the Notice of the Meeting and the Proxy Statement accompanying the Notice.

DATED:
                                            Signature of Shareholder
                                            Print Name:


                                            Signature of Shareholder
                                            Print Name:

        Please date this Proxy, sign it above as your name(s) appear(s) at the beginning of this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation, please give that title.

        Approval by the shareholders of the Acquisition Plan will constitute approval of the issuance of (1) the Company Stock to the security holders of Prime Cable of Alaska, L.P. and the three corporations comprising the Alaskan Cable companies and (2) the MCI Company Stock to MCI.

        THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NOS. (1) and (2). ALSO THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL NOS. (1) and (2). IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND DISCRETION OF THE PROXY HOLDER. IN PARTICULAR, SHOULD ANY NOMINEE FOR DIRECTOR AT THE TIME OF ELECTION BE UNABLE, UNAVAILABLE OR, FOR GOOD CAUSE, UNWILLING TO SERVE AND, AS A CONSEQUENCE OTHER NOMINEES ARE DESIGNATED, THE UNDERSIGNED GIVES TO AND THE PROXY HOLDER OR HIS SUBSTITUTE WILL HAVE DISCRETION AND AUTHORITY TO VOTE OR REFRAIN FROM VOTING IN ACCORDANCE WITH THE JUDGMENT OF THAT HOLDER WITH RESPECT TO OTHER NOMINEES.



                                                         REGISTRATION STATEMENT
                                                                         II-635